UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2014

HOLOGIC, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction

of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Glenn P. Muir. On March 13, 2014, Hologic, Inc. (“Hologic” or the “Company”) and Glenn P. Muir, the Company’s Executive Vice President, Finance and Administration, Chief Financial Officer and Assistant Treasurer and Assistant Secretary, mutually agreed that Mr. Muir will retire. The Company is commencing a search for Mr. Muir’s replacement. Mr. Muir will continue in his current role until his successor is identified and hired and will remain with Hologic through November 30, 2014 to help ensure a smooth transition to a new Chief Financial Officer.

David P. Harding. On March 10, 2014, David P. Harding, the Company’s Group Senior Vice President and General Manager, Women’s Health, and the Company agreed that he will transition to a new role as Senior Vice President, Corporate Strategy, effective April 14, 2014.

(c) Eric B. Compton. On March 14, 2014, the Company announced the appointment of Eric B. Compton, age 49, as Chief Operating Officer of the Company, effective April 14, 2014.

A summary of the material terms and conditions of Mr. Compton’s employment offer letter, dated March 9, 2014 (the “Offer Letter”), is set forth below. The below description of the Offer Letter does not purport to be complete and it is qualified in its entirety by reference to the Offer Letter, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein in its entirety by reference.

There are no arrangements or understandings between Mr. Compton and any other person pursuant to which Mr. Compton was appointed as an officer of the Company. There are no family relationships between Mr. Compton and any director or executive officer of the Company. There are no transactions between Mr. Compton and the Company that would be reportable under 404(a) of Regulation S-K.

Offer Letter. The Offer Letter provides that Mr. Compton will become Chief Operating Officer of the Company on April 14, 2014.

General. The Offer Letter has no specified term, and Mr. Compton’s employment with the Company will be on an at-will basis. Mr. Compton will be entitled to participate in the Company’s benefit programs, including the Company’s deferred compensation plan, as they may be in effect from time to time. In connection with the Offer Letter, Mr. Compton also entered into the Company’s standard form of non-competition and proprietary information agreement.

Base Salary and Target Bonus. Mr. Compton will receive an initial base salary at the annual rate of $450,000 and a target bonus opportunity in fiscal 2014 under the Company’s Short-Term Incentive Plan (the “STIP”) of 75% of his annual base salary, which will be pro-rated for the period of his tenure in fiscal year 2014.

Accelerated Sign-On Bonus. In consideration of Mr. Compton’s willingness to accelerate his employment start date with the Company to April 14, 2014 and thereby forfeit certain awards with his former employer, Mr. Compton will receive a one-time sign-on bonus of $482,375, payable within 14 days of his first day of employment. This bonus shall vest pro-rata over his first year of employment, and the unvested portion shall be subject to repayment by Mr. Compton if he voluntarily leaves the Company or is terminated by the Company for cause within one year of his start date as set forth in the Offer Letter.

Equity Grants. Mr. Compton will receive the following grants under the Company’s Amended and Restated 2008 Equity Incentive Plan as of the commencement of his employment:

•	a grant of nonqualified stock options (“Options”) with a five-year vesting schedule and a seven-year term valued at approximately $350,000;

•	a grant of restricted stock units (“RSUs”) with a four-year vesting schedule valued at approximately $350,000;

•	a grant of performance stock units (“PSUs”) that are subject to return on invested capital (“ROIC”) performance conditions valued at approximately $750,000.

The number of Options, RSUs and PSUs subject to each award described above, and the exercise price of the Options will be determined based on the closing price of the Company’s common stock on Mr. Compton’s first day of employment. The number of PSUs that vest, if any, for each PSU granted will be determined as soon as practicable after the completion of the three-year performance period based upon the Company’s achievement of certain ROIC goals. The Options, RSUs, and PSUs shall be evidenced by the Company’s standard form of grant agreements.

Relocation Assistance. Mr. Compton will receive relocation assistance including reimbursement for his relocation expenses associated with his move to the Marlborough, Massachusetts area in an amount up to $200,000. The maximum amount of reimbursement may be increased in Hologic’s sole discretion pending a review of final relocation costs. Relocation benefits will be grossed up for taxes. In advance of his relocation to Massachusetts, Mr. Compton will also be provided with temporary housing at the Company’s expense.

Severance and Change of Control Agreement. The Company and Mr. Compton also entered into a severance and change of control agreement, dated March 9, 2014 (the “Severance and Change of Control Agreement”), that will be effective upon Mr. Compton joining the Company on April 14, 2014.

A summary of the material terms and conditions of the Severance and Change of Control Agreement is set forth below. The below description of the Severance and Change of Control Agreement does not purport to be complete and it is qualified in its entirety by reference to the Severance and Change of Control Agreement, a copy of which is attached to this report as Exhibit 10.2 and is incorporated herein in its entirety by reference.

Change of Control Benefits. The Severance and Change of Control Agreement provides that if a change of control occurs during its term, and within the three-year period following the consummation of such change of control (the “Employment Period”), the Company terminates the employment of Mr. Compton for reasons other than death, disability (as defined) or cause (as defined), or Mr. Compton resigns for good reason (as defined) (a “double-trigger” arrangement), then (i) Mr. Compton shall have the right to receive a lump sum cash payment equal to his accrued compensation through the date of termination of his employment plus a pro-rata highest annual bonus based on the number of days elapsed during the fiscal year through the date of termination, (ii) Mr. Compton shall be entitled to receive, within 30 days of the date of termination of his employment, a lump sum cash payment equal to the product of 2.99 times the sum of his annual base salary and highest annual bonus, and (iii) all of Mr. Compton’s stock options, restricted stock units, performance stock units and other equity awards will become immediately and fully vested, and any options (or other similar awards) shall remain exercisable for the longer of (A) the period of time provided for in the applicable equity award agreement or plan, or (B) the shorter of the remaining term of the applicable equity award or a period of one year following Mr. Compton’s termination. The term “highest annual bonus” is defined as the greater of (i) the average of annual bonuses paid to Mr. Compton over the three fiscal years preceding the fiscal year in which the change of control occurs, (ii) the annual bonus paid to Mr. Compton in the fiscal year preceding the fiscal year in which the change of control occurs, or (iii) the target bonus award opportunity associated with the Company achieving its 100 percent target payout level as determined in accordance with the Company’s bonus plan for the fiscal year preceding the fiscal year in which the change of control occurs. The Company will also continue to provide health and dental benefits to Mr. Compton for a period of one year following Mr. Compton’s termination. The Severance and Change of Control Agreement does not provide for any change of control benefits, including the acceleration of equity awards, if Mr. Compton remains employed by the Company or voluntarily terminates his employment (other than a resignation for good reason).

If Mr. Compton dies or Mr. Compton’s employment is terminated by reason of disability during the Employment Period, then he, or his heirs or estate, is entitled to be paid an amount equal to all accrued and unpaid compensation through the date of termination, a pro-rata highest annual bonus based on the number of days elapsed during the fiscal year through the date of termination, continuation of certain welfare benefits for the remaining term of the Employment Period and a cash payment equal to the sum of his annual base salary and the highest annual bonus.

Severance Benefits. If other than in relation to a change of control as described above, the Company terminates the employment of Mr. Compton without cause or Mr. Compton resigns for good reason then Mr. Compton shall be entitled to receive certain benefits, including (i) a lump sum cash payment equal to his accrued compensation through the date of termination of his employment plus a pro-rata highest annual bonus based on the number of days elapsed during the fiscal year through the date of termination, (ii) a one-year continuation of his base salary divided by the number of payroll periods during such one-year severance period, and (iii) a one-year continuation of his medical and dental benefits.

If Mr. Compton is entitled to a payment or benefit under the Severance and Change of Control Agreement that is subject to a Section 280G excise tax, there will be no excise tax gross-up and the payments and benefits shall be limited to the following, whichever yields the highest net after-tax amount: (i) the amount of any payments, benefits or other compensation (collectively the “Company Payments”) provided by the Severance and Change of Control Agreement, or (ii) one dollar less than the amount of the Company Payments that would subject Mr. Compton to the excise tax imposed by Section 280G.

The initial term of the Severance and Change of Control Agreement extends until December 31, 2016; provided that, commencing on December 31, 2014 and each December 31st thereafter, the term of the agreement will automatically be extended for an additional three years unless, not later than thirty (30) days prior to each December 31, the Company provides notice that it does not wish to extend the Severance and Change of Control Agreement. If the Company provides such notice, then the agreement will continue in effect for a period of two years from the applicable December 31.

Biographical and Other Information. Prior to joining Hologic, Mr. Compton worked at Johnson & Johnson from 1995 to 2014, in roles of increasing responsibility. Most recently, Mr. Compton served as the Worldwide President, Ortho Clinical Diagnostics for Johnson & Johnson from September 2012 until March 2014. In this position, he was accountable for over $2.0 billion in global sales across multiple disciplines and held direct responsibility for a workforce of more than 2,800 individuals. From January 2011 to August 2012, he served as the General Manager, Ortho Clinical Diagnostics and from 2009 to 2011 he served as Worldwide Vice President, Franchise Strategic Marketing, Diabetes Care. Mr. Compton served in various sales and marketing leadership roles at Johnson & Johnson earlier in his career. Prior to joining Johnson & Johnson, Mr. Compton was a Business Development Manager at Procter & Gamble. Mr. Compton is a member of the Board of Delaware Valley College and AdvaMed DX. He holds a Masters of Business Administration from Kennesaw State University and a Bachelor of Arts from the University of Richmond.

Where to Find Certain Information. The STIP, the Company’s deferred compensation program and the Company’s standard forms of stock option agreement, RSU agreement, and PSU agreement are described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on January 15, 2014 for the Company’s 2014 annual meeting of stockholders, and the Company’s 2014 STIP, the Company’s deferred compensation program and the Company’s standard forms of stock option agreement, RSU agreement, and PSU agreement are further described in the Company’s Current Report on Form 8-K filed with the SEC on November 12, 2013.

(e) Glenn P. Muir Transition Agreement. In connection with Mr. Muir’s retirement, Mr. Muir and the Company entered into a Transition Agreement (the “Transition Agreement”), dated March 13, 2014.

A summary of the material terms and conditions of Mr. Muir’s Transition Agreement is set forth below. The below description of the Transition Agreement does not purport to be complete and it is qualified in its entirety by reference to the Transition Agreement, a copy of which is attached to this report as Exhibit 10.3 and is incorporated herein in its entirety by reference.

Mr. Muir’s agreement to retire was at the request of the Company, and therefore constituted a termination without cause under his Retention and Severance Agreement with the Company, dated May 3, 2006 (the “Severance Agreement”). The Transition Agreement provides that Mr. Muir will remain with the Company in his current role until his successor is identified and hired, following which Mr. Muir will remain with the Company through November 30, 2014 (the “Retirement Date”) to assist with the transition.

Under the terms of the Transition Agreement and until his employment is terminated, (i) Mr. Muir will continue to receive his base salary of $600,000 per year, (ii) Mr. Muir will continue to participate in the Company’s STIP for the 2014 fiscal year subject to and in accordance with its terms, (iii) Mr. Muir’s outstanding stock option, restricted stock unit, performance stock unit, and market stock unit awards will remain outstanding and continue to vest subject to and in accordance with their respective terms, and (iv) Mr. Muir will be entitled to continue to participate in any and all retirement, medical, dental, life insurance and other employee benefit plans in which he participated as of the date of the Transition Agreement.

Following the termination of his employment and subject to Mr. Muir executing a general release of all claims, Mr. Muir will be entitled to receive the following severance benefits which correspond to the severance benefits he otherwise would have been entitled to receive under the Severance Agreement: (a) a severance amount (the “Severance Amount”) equal to the sum of (x) $600,000 (corresponding to one (1) year’s base salary) and (y) an amount equal to the average of the annual bonuses paid or payable to Mr. Muir during the last three (3) fiscal years ended prior to the Retirement Date, with 50% of such Severance Amount payable in a lump sum on the first payroll date following the six-month anniversary of the Retirement Date and the remainder to be paid out pro-rata over the succeeding six-month period in accordance with normal payroll practices for the Company’s senior executive officers, and (b) one (1) year of COBRA continuation premiums for his continued medical coverage. In the event Mr. Muir continues to serve as Chief Financial Officer for any portion of fiscal 2015, he will also be entitled to a pro-rated bonus under the Company’s STIP for fiscal 2015. The Transition Agreement also provides that Mr. Muir’s non-competition and proprietary information agreement will remain in effect. The Transition Agreement supersedes and replaces in its entirety the Severance Agreement.

Item 7.01	Regulation FD Disclosure.

On March 14, 2014, the Company issued a press release announcing the appointment of Mr. Compton, the retirement of Mr. Muir, the transition of Mr. Harding and the hiring of Claus Egstrand as the Company’s Senior Vice President and General Manager, International. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as Exhibit 99.1 hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press release regarding these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter by and between Eric B. Compton and Hologic, dated March 9, 2014.

10.2	Severance and Change of Control Agreement by and between Eric B. Compton and Hologic, dated March 9, 2014.

10.3	Transition Agreement by and between Glenn P. Muir and Hologic, dated March 13, 2014.

99.1	Press Release issued by Hologic on March 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2014	HOLOGIC, INC.

	By:	/s/ Stephen P. MacMillan
Stephen P. MacMillan
President and Chief Executive Officer